UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 4, 2005

NAVIGANT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-24387	52-2080967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

84 INVERNESS CIRCLE EAST ENGLEWOOD, COLORADO	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 706-0800

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NAVIGANT INTERNATIONAL, INC.

FORM 8-K

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On November 4, 2005, Navigant International, Inc. (the “Company”) issued a press release announcing the filing of its Quarterly Reports on Form 10-Q for the periods ended March 27, 2005 and June 26, 2005, which included restatements of previously filed financial information for the first and second quarters of fiscal 2004 and adjustments to the previously provided results for the first and second quarters of fiscal 2005. The press release included summaries of such restatements and adjustments. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

ITEM 8.01.	OTHER EVENTS

The press release also announced that the Company obtained waivers and amendments from its lenders regarding non-compliance with covenants at September 25, 2005, that the Company is finalizing its application for re-listing its common stock on The Nasdaq National Market, that the Company plans to release its 2005 third quarter results on Wednesday, November 9, and will host a conference call reviewing the results on November 10. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

99.1	Press Release of Navigant International, Inc. dated November 4, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2005.

NAVIGANT INTERNATIONAL, INC.
a Delaware corporation

By:	/s/ Robert C. Griffith

Name:	Robert C. Griffith
Title:	Chief Operating Officer, Chief
Financial Officer and Treasurer
(Principal Financial and
Accounting Officer)